Exhibit 10.2

ADDENDUM

AGREEMENT OF ACQUISITION AND

PLAN OF REORGANIZATION between

SONA DEVELOPMENT CORP. and

SIBLING ENTERTAINMENT GROUP, INC.

Dated June ____,2006 (the “Agreement”)

The parties to this Agreement hereby agree that all schedules and exhibits to this Agreement shall be completed within seven (7) business days of the date of the full execution of this Agreement by both parties.

IN WITNESS WHEREOF, the parties hereto have executed this amendment Agreement to be binding and effective as of the day and year first above written.

SIBLING ENTERTAINMENT GROUP, INC.: By: /s/ Mitchell Maxwell Mitchell Maxwell, President and Chief Executive Officer
SONA DEVELOPMENT CORP.: By: /s/ Nora Coccaro Nora Coccaro, Chief Executive Officer